Exhibit 10.5

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 240.24b-2.

SECOND AWARD LETTER

THIS SECOND AWARD LETTER (the “Second Award Letter”) is made on and as of the 16th day of September, 2005 (the “Award Letter Date”) by and between DOT HILL SYSTEMS CORPORATION, a Delaware corporation (“Dot Hill”) and SOLECTRON CORPORATION, a Delaware corporation, on behalf of itself and its subsidiaries, including but not limited to Solectron Technology Singapore Pte. Ltd., and Solectron Europe B.V. (“Supplier”), pursuant to the Manufacturing Agreement, dated as of May 20, 2002, as amended, between Dot Hill and Supplier (the “Agreement”).  Capitalized terms which are not defined in this Second Award Letter shall have the meanings as ascribed to such terms in the Agreement.  Dot Hill and Supplier hereby agree as follows:

1.                                      Applicability:  The provisions contained within this Second Award Letter and the related Attachments described herein shall apply only to those Product(s) described in Attachment A to this Second Award Letter, and not to any other Product(s) which may be supplied under any other Award Letters which have been or may be issued under the Agreement.

2.                                      Products and Pricing/Initiatives:  The prices in Attachment A are preliminary, tentative and subject to validation by Supplier of anticipated bill of material, assembly, test and other transformation costs that are included in the prices in Attachment A.  Supplier will verify promptly, after the receipt of the complete design package (including but not limited to, bill of materials, approved vendor list and released controlled drawings and documents) from Dot Hill, the accuracy of such costs included in such prices, and advise Dot Hill promptly of any increases or decreases in prices to Dot Hill arising or resulting from any material discrepancies between anticipated costs that Supplier expects to incur and those costs included in the prices in Attachment A.  Dot Hill may purchase Product(s) from Supplier based on the prices set forth in Attachment A if there are no such material discrepancies which result in an increase in prices for Product(s) to Dot Hill.  If, however, there are material discrepancies which result in an increase in prices for Product(s) to Dot Hill, then Dot Hill and Supplier shall work together to attempt to resolve immediately such material discrepancies and Dot Hill may purchase Product(s) from Supplier, at Dot Hill’s option, at either (i) the then-adjusted, updated pricing that include such material discrepancies or the (ii) the then-current updated agreed prices once such material discrepancies are resolved.  Attachment A shall be updated at any time and from time to time by Dot Hill and Supplier to reflect any product changes and cost and other price changes.  At a minimum, Dot Hill shall receive from Supplier a reduction in then-current prices for the cost reductions described in Section 3.3.3 (Cost Reductions) of the Agreement.  All cost reductions provided by Supplier shall be cumulative, i.e., the then-current prices in Attachment A will be reduced further for such costs reductions.  During the first week of each calendar quarter and more frequently as requested by Dot Hill, Supplier shall provide a detailed cost breakdown to Dot Hill for each Product covered by this Second Award Letter for the then-current quarter and estimates for the following [***].  Such breakdown will cover all then-current costs for the Product(s).

3.                                      Minimum Purchase Quantities:  Notwithstanding anything to the contrary, Supplier acknowledges and agrees that Dot Hill is not required to purchase any minimum quantities or

Confidential

units of Product(s) under this Second Award Letter or the Agreement, unless such quantities or units are specifically identified in a binding purchase order that Dot Hill may issue to Supplier under the applicable provisions of this Second Award Letter and the Agreement.  Supplier acknowledges and agrees that Dot Hill does not make any representations or warranties as to the future success of the Product(s) or as to the volume of any purchases of Products that Dot Hill may acquire from Supplier under this Second Award Letter or the Agreement.

4.                                      Supply Plan Communication:  Dot Hill’s material organization representative shall provide Supplier with an updated Supply Plan on at least a quarterly basis and subsequent updates as needed.  In the event that Supplier has not received this information within [***] after the beginning of a quarter, Supplier will notify Dot Hill accordingly.

5.                                      Upside Support:  Dot Hill may request all or any part of Upside Support quantity at anytime, up to the maximum amount indicated below, beginning upon Dot Hill’s first customer shipment of the Product(s) to a customer of Dot Hill.  Supplier shall sell, manufacture and ship such Upside Support quantities to Dot Hill on a “first-in, first-out” basis.

Supplier shall provide to Dot Hill upside flexibility upon and after first customer ship to the then-current production forecast to allow for the following conditions:

(i)                                     [***] of Upside Support to any [***] forecasted demand to be delivered within [***] of a Dot Hill request occurring no earlier than [***] after the date of any previous Dot Hill request for such Upside Support;

(ii)                                  [***] of Upside Support to the [***] forecasted demand to be delivered within [***] of a Dot Hill request occurring no earlier than [***] after the date of any previous Dot Hill requests for Upside Support; and

(iii)                               [***] of Upside Support to the [***] forecasted demand to be delivered within [***] of a Dot Hill request occurring no earlier than [***] after the date of any previous Dot Hill requests for Upside Support.

Supplier shall accommodate any requests from Dot Hill for delivery of Upside Support of quantities of Products in the timeframes indicated above subject, however, to the payment of an additional charge by Dot Hill to Supplier for such Upside Support.  Such additional charge will be equal to [***] of Supplier’s then-current average manufacturing cost for the [***].

The parties will collectively use their best efforts to implement a vendor managed inventory (“VMI”) or hubbing program with third party suppliers of drives which are to be included in the Products. Supplier shall also use commercially reasonable efforts to implement a vendor managed inventory (“VMI”) or hubbing program with third party suppliers of power supply units and other major components which are included in Products.  Upon implementation by Supplier or Dot Hill of a VMI or hubbing program with such drive, power supply unit and/or other major component suppliers, except as otherwise agreed in writing by Supplier and Dot Hill, Dot Hill [***].

Supplier shall provide to Dot Hill upon request thorough information as to quantities and costs of Products, major components and raw materials that Supplier maintains on hand to support the Upside Support requirements in this Second Award Letter.  Supplier will also provide to Dot Hill on a [***] basis details regarding the amount that will become due from Supplier for the maintenance of Upside Support [***].  Dot Hill shall have the right to audit all such information that Supplier provides.

Any amount due from Dot Hill for Upside Support that Supplier is required to maintain under the provisions of this Second Award Letter during an applicable calendar quarter will be computed by Supplier and reported in writing to Dot Hill, and Supplier will provide an invoice(s) to Dot Hill for the costs of such Upside Support no later than [***] after the end of each such calendar quarter.  Dot Hill will pay to Supplier any undisputed amount due for such Upside Support at the applicable Reconciliation Date, which is described in Section 3.4 of the base terms of the Manufacturing Agreement, immediately following such quarter-end.

For any request which may be made by Dot Hill for quantities in excess of the Upside Support requirements described above, the parties shall negotiate in good faith acceptable delivery dates, and subject to the parties’ agreement to such dates, Supplier will use commercially reasonable efforts to deliver and provide such additional quantities to Dot Hill.

If Supplier is unable to achieve Upside Support due to a Force Majeure Event or a failure by any vendor or supplier operating under any supply agreement of Dot Hill or a Dot Hill customer to deliver on a timely and sufficient basis to Dot Hill any drives or components which Dot Hill requires for incorporation into Products to be made and sold by Supplier, then Supplier’s Upside Support obligations hereunder shall be excused to the extent that such Force Majeure Event or failure results in or causes a Supplier inability to meet such Upside Support requirements.

6.                                      Milestones:  Supplier will assist Dot Hill in pre-production and other similar efforts as may be necessary to enable Dot Hill to meet the following schedule for the Product(s) described in Attachment A:

Description	Shasta
P0 (pre-Engineering Validation Test) units	[***]
P1 (Engineering Validation Test) units	[***]
P2 (Development Validation Test) units	[***]
Pilot production units	[***]
Production First Customer Ship (“FCS”)	[***]

Upon request by Dot Hill, critical design, quality, manufacturing readiness and other similar reviews will be held immediately by Supplier with Dot Hill.  Meeting the above milestones is critical.  If a schedule slip occurs primarily as a result of the Supplier’s failure to execute, Supplier shall [***].  In this regard, if a slip in the date of the pilot production of units or FCS occurs due to such failure to execute, then [***].

7.                                      Quality Requirements:  For the Product(s) described in Attachment A, Supplier shall adhere to the quality requirements in Attachment B, at no additional charge to Dot Hill.  These quality requirements shall be additional to those set forth in Exhibit C and Exhibit C-1 to the Agreement.

8.                                      Manufacturing Test Specification and Workmanship Standards: For the Product(s) described in Attachment A, Supplier shall ensure that all such Product(s) are manufactured in all respects according to the Manufacturing Test Specification in Attachment C and meet in all respects the Workmanship Standards in Attachment D.

9.                                      Turnkey Components, Material Lead-times and EOQs:  Dot Hill will provide a components parts list indicating approved vendors for the Product(s). Supplier will use that list to identify current Material Lead-times and vendor requirements, if any, for economic order quantities (“EOQ”) for each Product (the “List”). The initial version of the List will be added to this

Second Award Letter as Attachment G within [***] after execution of this Second Award Letter.  Updates to this List will be set forth in a separate written document that will be incorporated by reference.  Supplier shall update the List, subject to Dot Hill’s approval, at least [***]. As part of the List, Supplier will identify EOQ components which are required to be procured in a minimum order quantity (“MOQ”) so that Dot Hill and Supplier can evaluate, as necessary, the costs of procuring the EOQ versus the MOQ.

10.                               Warranty and Global Support:  Supplier will address additional warranty and global services support requirements of Dot Hill for the Product(s) covered under this Second Award Letter.  These additional warranty and global services support needs will include the following:

10.1                        Warranty Support.  Supplier will provide in- and out-of-warranty customer service and support for the Product(s) covered under this Second Award Letter in accordance with Exhibit B to the Agreement, as modified by the provisions in Attachment F to this Second Award Letter.  Except as otherwise provided in the immediately following sentence, the in-warranty period for a Product(s) covered under this Second Award Letter shall be [***] for which there will be [***].  Additionally, Supplier shall provide to Dot Hill the benefits of all warranties with a longer term obtained from component suppliers for all components included in the Products.

10.2                        End of Life Support.  Supplier shall support Dot Hill’s provision of spare parts and provide root cause analysis (“RCA”) of failures of the Product(s) covered under this Second Award Letter for at least [***] after the last delivery of the Product(s), as further described in Attachment B and Attachment F to this Second Award Letter.

10.3                        RMA Criteria. The Return Material Authorization (“RMA”) criteria and process for the Product(s) covered under this Second Award Letter will be established and fully tested by Supplier, as further described in Attachment B and Attachment F to this Second Award Letter.

10.4                        Failure Analysis. Supplier shall provide root cause failure analysis and corrective action support for customer returns of Product(s) which are covered under this Second Award Letter and establish and provide a support escalation process to address issues with respect to such Product(s), as further described in Attachment B and Attachment F to this Second Award Letter.

The foregoing warranty and global service support requirements for the Product(s) covered under this Second Award Letter are in addition to those warranty and global support service obligations that Supplier has already agreed to perform in the Agreement for such Product(s).

11.                               Notices:  Dot Hill and Supplier shall each assign an individual to administer the Agreement throughout its term (each, an “Administrator”).  Each party shall inform the Administrator of the other in writing of any change of Administrator or such Administrator’s address or fax number.

Dot Hill’s Administrator shall be:	Supplier’s Administrator shall be:

Senior V.P. – Operations	V.P., Contracts and Compliance
Dot Hill Systems Corporation	Solectron Corporation
6305 El Camino Real	847 Gibraltar Drive, Building 5
Carlsbad, California 92009	Milipitas, California 95035

Fax: (760) 931-5527	Fax: (408) 935-5925

12.                               Second Award Letter Components:  The parties agree to be bound by the terms and conditions contained in the following exhibits indicated below, which are incorporated by reference herein:

☒	Attachment A (Product Pricing)
☒	Attachment B (Quality Requirements)
☒	Attachment C (Manufacturing Test Specifications)
☒	Attachment D (Workmanship Standards)
☒	Attachment E (Order Replenishment and Logistics Requirements)
☒	Attachment F (Global Service Requirements)
☒	Attachment G (Turnkey Components and EOQ)
☒	Attachment H (Product Specifications)
☒	Attachment I (Business Continuity Plan)
☒	Attachment J (Tooling)

13.                               Forecasts.  Dot Hill shall submit forecasts to Supplier at least monthly. These forecasts will provide visibility into Dot Hill’s forecasted quarterly supply demand for Products for [***], with updates made to such forecasts during a quarter.  Within [***] after receipt of a forecast, Supplier shall provide Dot Hill with a written acknowledgement of the forecast (“Supply Availability”) for the requested quantity of the Products in the forecast or propose a revised quantity or schedule for the supply of Products.  In connection with Supplier’s review of a forecast, Supplier should consider any Upside Support requirements that it is obligated to maintain, as set forth in Section 6 above.  If a revised quantity or schedule is proposed, then the parties shall confer and attempt in good faith to agree upon a final Supply Availability for each applicable month.

14.                               Submittal of Purchase Orders.  Dot Hill shall initiate purchases of Products by submitting to Supplier quarterly blanket Purchase Orders via electronic data interchange to a designated Supplier email address based upon the mutually agreed forecast.  These Purchase Orders will be submitted by Dot Hill to Supplier at least [***] prior to the beginning of each fiscal quarter of Dot Hill’s customer(s).  All quarterly blanket Purchase Orders shall (a) specify the quantities, price, payment terms, and delivery instructions; and (b) refer to and be governed by the terms and conditions of this Agreement.  Blanket Purchase Orders shall be updated by Dot Hill, as needed, to reflect agreed-upon price adjustments and agreed revision changes for Products (including, where applicable, agreed engineering changes and deviations).

15.                               Confirmation of Purchase Orders.  Supplier shall confirm its receipt of the blanket Purchase Order by notifying Dot Hill electronically within [***] after the receipt of the Purchase Order. Supplier shall be required to accept all Purchase Orders that conform to a mutually agreed forecast. Supplier shall notify Dot Hill of its acceptance or rejection of the blanket Purchase Order by facsimile or electronic mail within [***] after its receipt of Dot Hill’s Purchase Order.

16.                               Unexpected Failures.  With respect to this Second Award Letter and the Products that are to be provided by Supplier to Dot Hill hereunder, the Unexpected Failure provisions in Section 6.3.1 of the base terms of the Manufacturing Agreement shall be modified so that the failure rate of [***].

IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed and delivered this Second Award Letter as of the Second Award Letter Date.  Supplier hereby signs this Agreement on behalf of itself and those Supplier subsidiaries and affiliates which are described in the introductory paragraph of the base terms of the Agreement.

DOT HILL SYSTEMS CORPORATION		SOLECTRON CORPORATION

By:	/s/ Preston Romm	By:	/s/ Darryl Payton

Name: Preston Romm		Name: Darryl Payton

Title: CFO		Title: Director Contracts and Compliance

Date: 9/16/05		Date: 9/16/05

ATTACHMENT A

PRODUCT PRICING

[***]

ATTACHMENT B

QUALITY REQUIREMENTS

1.                                      Definitions:

1.1                                 “Failure” shall mean the occurrence of any of the following:

•                  Non-conformance of the Product and/or components therein to the Bill of Material (“BOM”);

•                  Non-conformance to workmanship requirements in the Engineering Specifications, including but not limited to mechanical and electrical non-conformance.

•                  Defects in material and workmanship, including but not limited to defects in mechanical assembly and parts thereof;

•                  Non-operation of the Product or its components, including but not limited to mechanical and electrical non-operation; or

•                  Cosmetic or workmanship non-conformance of the Product to the workmanship standards in Attachment D of the Second Award Letter.

1.2                                 “Failure Analysis” or “FA” shall mean an investigation of Failures by means of diagnostic testing within a standardized test environment and performed by Supplier or its service providers. Test results will identify the hardware / firmware assignable cause of a component’s failure where applicable.

1.3                                 “Root Cause Analysis” or “RCA” consists of Failure Analysis as described above followed by a thorough investigation by Supplier and/or Supplier’s suppliers to diagnose failures to the lowest component level.

1.4                                 “Defective Parts Per Million” or “DPPM” shall be the basis for determining factory integration issues.  DPPM is the first pass Failure rate seen at integration in a factory.  Test sample size will be defined in individual sections below.

[***]

1.5                                 “On-Going Reliability Test” or “ORT” shall be a test conducted in Dot Hill’s or Supplier’s factory for the purpose of monitoring product reliability.  The parties shall meet and confer to develop the appropriate test protocols; however, Dot Hill shall have the ultimate decision on test requirements.

1.6                                 “Out Of Control” shall mean a condition when any of the following exist with respect to Supplier or any of its suppliers:

[***]

1.7                                 “Stop Ship Order” shall mean a process by which Dot Hill stops a released Product or other item from being shipped from Supplier.

1.8                                 “Dead On Arrival” or “DOA” shall mean, for purposes of this Exhibit, a Failure of a Product or Spares upon first installation at NetApp customer site.

1.9                                 “Pareto” shall mean a histogram sorted from highest frequency of occurrence to lowest frequency of occurrence.

1.10                           “Product Storage Enclosure” consists of the chassis with or without the controller (I/O module), power supply, fan, and backplane, drive dongle and drive carrier.

2.                                      Test Procedures.  The Products are subject to certain agreed test and inspection procedures for Failures by Dot Hill or its customer(s).  If a unit of Product has a Failure as determined by such testing and inspection criteria, then Dot Hill shall notify Supplier of such Failure, and such Product may be returned by Dot Hill to Supplier pursuant to the agreed warranty provisions for such Product.

3.                                      Inspection rights.  Dot Hill and its customer(s) shall have the right to perform vendor qualifications and/or on-site source inspections at Supplier or any of its manufacturing facilities involved in the manufacture of the Products.  Dot Hill shall provide advance written notice of desire to an inspection at least [***] prior notice for routine visits and with [***] notice for Out of Control or Stop Ship Order situations.  If an inspection or test is made on Supplier’s premises, Supplier shall provide Dot Hill and its customer with reasonable access and assistance at no additional charge.

4.                                      Product and Process Quality Requirements.  Manufacturing and quality processes will be implemented at Supplier with the goal to produce Products that meet Dot Hill’s zero defect quality requirements.  The minimum acceptable quality levels specified in the table below shall also be met in the Supplier manufacturing process.  If these quality levels are not maintained, Dot Hill reserves the right to require Supplier to implement corrective actions that include, but are not limited to, additional manufacturing processes, screens, tests, burn-in, etc.  Supplier will bear the cost of such corrective actions if the failure to maintain such levels arises or results from a problem relating to workmanship.  If the quality level does not rise to the minimum acceptable levels in spite of these actions, Dot Hill may stop accepting Product. Additionally:

•                                          Supplier and those suppliers, if any, selected by Supplier must be ISO 9001 certified and all manufacturing locations for the Product and its components must be identified and specified to Dot Hill;

•                                          Supplier must provide, and use commercially reasonable efforts to obtain from its suppliers, detailed process quality plans that include all quality controls for each manufacturing process (including rework);

•                                          Weekly line quality metrics that includes individual process yields, FA results and corrective actions for Supplier and its suppliers must be provided and discussed during the weekly quality call with Dot Hill and/or its customers;

•                                          Supplier must respond to Dot Hill Corrective Action Requests (“CARs”) within [***] and implement corrective action within [***];

•                                          All engineering changes, process changes, test changes, authorized vendor list component changes, manufacturing location changes must have written Dot Hill approval;

•                                          The Products shall be manufactured in a clean environment with Electro Static Discharge (“ESD”), temperature and humidity controls;

•                                          Defect reduction / continuous improvement processes must be implemented at Supplier and its suppliers;

•                                          The Products must have full backward traceability for agreed key components from the finished Product to the component level;

•                                          All operators shall be fully trained for their responsible processes;

•                                          Supplier shall pass all New Product Introduction (“NPI”) qualification steps of Failure Mode Effect Analysis (“FMEA”), Engineering Verification Test (“EVT”), Design Verification Test (“DVT”), Highly Accelerated Life Testing (“HALT”), Pilot, Design Maturity Test (“DMT”), Design For Manufacturing (“DFM”) and Design For Test (“DFT”) before going into mass production;

•                                          Supplier shall perform industry standard operations such as Environmental Stress Screen (“ESS”), Highly Accelerated Stress Screen (“HASS”) and Ongoing Reliability Test (“ORT”) to ensure a high quality Product; and

•                                          All exposed PCBA surfaces must be protected from handling damage.

Description	First [***] units	After [***] units

[***]	[***]	[***]

Dot Hill will have the right to accept only those Products which meet the agreed upon Dot Hill Engineering Specification, Manufacturing Test Specification, and Quality Specifications.

Dot Hill and Supplier will also discuss any opportunities to improve DPPM levels and will mutually agree on corrective actions.  Supplier shall maintain DPPM’s at the lowest possible level.  Supplier will be held accountable to resolve any issues contributing to the high DPPM’s and show progress for decreasing them.

Additionally and notwithstanding anything to the contrary in this Attachment, Supplier shall also be responsible for any Unexpected Failures which occur in the Product, as defined in the base terms of the Manufacturing Agreement as modified by Section 16 of the base terms of the Second Award Letter.  In the event of any such Unexpected Failure, Supplier will perform its responsibilities to resolve such Unexpected Failures in accordance with the base terms of the Manufacturing Agreement as modified by Section 16 of the base terms of the Second Award Letter.

5.                                      Process Out Of Control.  Dot Hill Quality / Engineering will become involved if the Supplier’s process goes out of control.  At this point, a production Stop Ship Order or a screen / rework at Supplier’s expense will be issued.

6.                                      Stop Ship process.  The following is a summary of the process for Stop Shipments:

•                                          Dot Hill will communicate a Stop Ship Order to Supplier in writing or by email.

•                                          At Dot Hill’s discretion, Dot Hill may choose to return any affected Product in transit to Supplier or in inventory at Dot Hill.

•                                          Product still in inventory at Supplier will be held at Supplier.

•                                          Supplier will provide serial numbers of systems that are affected by the potential non-conformance mode.

•                                          Supplier will provide urgent root cause analysis of the non-conformance as defined in Section 10.

•                                          Supplier will provide a Stop Ship Order release plan within [***] of Stop Ship Order being communicated.  The release plan will propose a process to fix a non-conformance and resumption shipments; and attempt to resume shipment of Product within [***] of submission and acceptance by Dot Hill.

7.                                      DOA Goals.  Products shall use reasonable efforts to achieve zero Dead on Arrival non-conformance Failures after their delivery to Dot Hill.  If any customer of Dot Hill experiences any a significant amount of DOA Products, attributable to Supplier workmanship or components, Dot Hill may impose a Stop Ship Order or inspection for failing criteria [***].

8.                                      Bill of Material Conformance.  The Product shipped to Dot Hill must conform, as defined elsewhere herein, to the Bill of Material (“BOM”).  If the Product experiences a BOM non-conformance, Dot Hill can impose a Stop Ship Order or inspection for failing criteria [***].  Supplier shall meet all manufacture specifications relating to storage, assembly, and handling of raw material throughout its production process.

9.                                      Workmanship Standards.  All Products must maintain compliance with the Workmanship Standards documented in Attachment D to the Second Award Letter, which may be updated from time to time as mutually agreed by Supplier and Dot Hill.

10.                               FA and RCA Turnaround Times.  Dot Hill will assign a level of urgency to each failure analysis / root cause analysis request as “routine” or “urgent”.  In a “routine” request for FA Supplier shall use commercially reasonable efforts to provide Failure Analysis for returned material within [***].  In a “routine” request for RCA Supplier shall use commercially reasonable efforts to provide Root Cause Analysis for returned material within [***].  In an “urgent” request for FA Supplier shall use best efforts to provide failure Analysis for returned material within [***].  In an “urgent” request for RCA Supplier shall use best efforts to provide RCA for returned material within [***].  A corrective action request issued to Supplier must be fully addressed and returned to Dot Hill by the due date indicated in such request.

During the period of the warranty for a Product, Supplier[***] shall perform RCA for defects.  After such warranty period, Dot Hill may request RCA of any discovered defects, and Supplier shall perform the requested RCA on the following basis: (1)

provided the Product satisfies the quality goal defined in the DPPM table above, Supplier may [***]; and (2) if the Product fails to satisfy the quality goal defined in the DPPM table above, or if the Product has an Unexpected Failure, Supplier shall [***].

11.                               Quality Metrics.  Supplier will provide Dot Hill with quality metrics on a weekly basis about Supplier and its suppliers.  Metrics will include, but are not limited to:

1)                                      First pass line yields (includes in circuit test (“ICT”), functional verification test (“FVT”), burn-in test (“BI”), etc) of major assemblies as well as top level assembly;

2)                                      First pass goals for (1);

3)                                      Failure Pareto of these assemblies;

4)                                      Root cause for failures; and

5)                                      Corrective action for Failures.

Supplier shall notify Dot Hill of any failures of Product that raise safety concerns, e.g., any incidence of fire must be reported to Dot Hill.

RMA monthly metrics shall also be provided and shall include, but are not limited to, (i) RMA failure Pareto; (ii) RMA turn around time tracking; and (iii) Field AF.

ORT testing metrics shall be provided on a monthly basis and include, but are not limited to: (1) total units tested that month; (2) test time per unit; (3) Failure totals; (4) Failure symptoms; and (5) root cause failure analysis.

12.                               Component Traceability.  Supplier shall track serial numbers of key components and make this information available, upon request from Dot Hill, to conduct any necessary field recall. Serial number data of affected systems shall be provided by Supplier within [***] after request.  Supplier shall have traceability, by serial number, of completion of key processes documented in the sample process flow in section 14.  For Printed Circuit Board Assemblies (“PCBA’s”), this will include visual Quality Assurance (“QA”), PCBA cleaning/wash, ICT results, and FVT results.  The Product shall have backward component traceability for mutually agreed key components.

13.                               ORT.  Supplier will perform ORT testing of the Product on an ongoing basis and provide data as required in the Quality Metrics section of this Attachment.

14.                               Quality Plan.  Supplier shall complete and adhere to the following quality plan:

[***]

Sample QA Process Flow:

[

]

ATTACHMENT C

MANUFACTURING TEST SPECIFICATION

All shelves shall use [***].  These items shall be [***].  Such testing shall [***].

ATTACHMENT D

WORKMANSHIP STANDARDS

1.0                               PURPOSE

The purpose of this standard is to provide for the efficient manufacturing and support of all chassis, enclosure and system level products.

This standard defines the specifications used in assembly and inspection processes for chassis and integrated systems assemblies. Furthermore it defines the workmanship requirements and acceptability criteria that apply to the production and prototyping of plastic, cast and sheet metal parts that are submitted to Dot Hill.

This document also defines the acceptability requirements for printed circuit board assemblies as well as ESD handling and packaging requirements of those assemblies.

2.0                               SCOPE

This work instruction will be used by Dot Hill Systems suppliers, as well as Dot Hill Systems personnel involved in engineering, first article inspection, purchasing, assembly, and final audits at all Dot Hill Systems manufacturing sites.

3.0                               RESPONSIBILITY

It shall be the responsibility of Quality Assurance and Engineering in conjunction with Dot Hill Systems personnel involved in Purchasing, Design and Assembly to adhere to workmanship standards established herein.

[***]

4.0                               DEFINITIONS

4.1                                 [***]

[***] Visible on a constant, daily basis.  This includes, but is not limited to, the top or front of either a file server or cabinet.

[***] Visible occasionally, as the sides of a unit.

[***] Visible during normal customer maintenance, such as the back and bottom of unit.

[***] Not normally visible.  This encompasses all other surfaces, which are not Class 1, 2 or 3.

4.2                                 Specific Terms:               refer to Appendix.

5.0                               REFERENCE

5.1                                 IPC-A-610C

5.2                                 MIL-STD-1686C - Electrostatic Discharge Control Program

5.3                                 MIL-HDBK-263B - Electrostatic Discharge Control

6.0                               INSTRUCTIONS

6.1                                 Cosmetic Inspection Criteria

(a)                                  Conditions of Inspection: Inspection must take place under the following viewing conditions in order to assure uniform acceptance standards.  Lighting must be uniform and non-directional. The luminous intensity of the light must be between 80- and 150-foot candles.

(b)                                 Background: Inspection should be conducted on a white or light gray background.

(c)                                  Line of Sight: The part surface is to be evaluated at a 45-degree angle to the line of sight. The part is to be rotated 10 degrees in both directions about the axis.

(d)                                 Inspection: A part under inspection must not be manipulated to reflect on a single light source in order to accentuate a possible flaw.  The part must be inspected without directly reflecting a light source.  For example, if a defect such as a scratch or shiny spot can only be viewed at an angle by reflecting a light source, then it is not considered a defect, as it is not readily detectable under normal conditions.  A defect must be visible throughout the entire rotation about the axis.

(e)                                  Time and Distance method: Parts shall be inspected using the “Time and Distance” method describes below to further assure uniform acceptance standards and to stimulate operating conditions.  The cosmetic reference standard defined in this procedure is to be used to assist in making an “Accept/Reject” decision.

6.2                                 Grading system

Category:  Three categories are established to identify the final location of the surface being inspected.

CATEGORY	SURFACE
I	Plastic windows (see-through)
II	External
III	Internal

Class: Three cosmetic classes are established to identify the frequency a surface will be viewed the end user.

CLASS	SURFACE
A	Usually visible
B	Seldom visible
C	Not visible (except during maintenance, installation, etc.)

Category and Class: – Each combination of Category and Class letter defines an inspection time and viewing distance. (This means that a part is to be looked at for X amount of time and at Y distance.)

The table below specifies the inspection time and viewing distance to be used for each cosmetic graded area as specified on the Schulze drawing and/or Inspection Instructions.

Judgment: A defect that occurs in the same location on a group of identical parts and becomes more noticeable after repeated viewing.  If the defect was judged acceptable because it was not detected within the time and conditions at the beginning of the inspection, it shall be acceptable at the end.

[***]

7.0                               SURFACE FINISH

7.1                                 Painted Surface: Refer to the reference table below for acceptance criteria for painted plastic and metal surfaces.

TABLE: Acceptability Criteria for Painted Surfaces

7.1.1                        Table:[

[***]

7.1.2                        Nomenclature

7.1.2.1               Pad printed characters shall be completely legible and shall not exhibit fuzziness from the inspection distance.  Bar code label shall be legible by scanner.

7.1.2.2               Labels and logos must be free of tears, uneven trim and peeling.  Edges of the labels and logos shall be installed parallel to the edges of the surface on which they are applied.  If labels or logos are installed in a depression, the label or logo should be visibly parallel to the edges of the depression.

7.1.3                        Comments:

7.1.3.1               Cracks and / or rust are not acceptable under any circumstances.

7.1.3.2               All surfaces must be free of dirt, grime, grease, oil, and other contaminates.  Also, all parts must be free of entrapped solutions around hardware or in gaps, openings, or blind areas.

7.1.3.2 Color shall be visibly consistent over all Class 1 and 2 surfaces when matched against an approved color sample.  Color on all surfaces shall not deviate more than +/-0.5 delta E from the Master Color Chip when measured using a colorimeter or similar device.  Purchasing Agent or Supplier Quality Engineer of Commodity obtains color chips.

7.1.3.3 No visible paint touch-up will be allowed on Class 1 surfaces.  The maximum allowable touch-up for Class 2 surfaces will be two (2) areas 0.25” square each.  Class

3 surface touch-ups will be allowed for four (4) areas of 0.50” square each.   Touch-ups are allowed on any Class 4 surface if they do not affect Form, Fit, or Function. In all instances, the touch-up areas will be consistent with the original texture on the remaining surface.

7.2                                 Plated Surfaces

7.2.1                        Refer to Table II for acceptance criteria for plated surfaces.

[***]

7.2.2                        Comments

In all specifications in Table II, excluding Plating thickness requirements, the defects listed as staining, discoloration, roughness, dents, scratches and pinholes may be acceptable if the finished surface meets the specification.  In all instances, a Dot Hill Systems representative must authorize these conditions before the supplier moves product to the next process.

Exposed base / pre-plate material (i.e., metal or plastic) beneath a plated surface is not acceptable. Improper plating adhesion exposing bare plastic or metal is not acceptable.  Blisters are unacceptable on any surface classification.  [***]

7.3                                 Molded Plastic Surface

7.3.1                        Refer to Table III for acceptance criteria for molded plastic surfaces.

General Plastics Workmanship Requirements:

Material:  Part material(s) must conform to the specifications on the engineering drawings.  No deviation from the specifications is allowed without an approved Engineering Change Order (ECO) or a Temporary Process Deviation (TPD).

[***]

Processing parameters shall be compatible to specified materials, so that the processes employed do not cause excessive mold stresses or stress cracking on finished product.

7.3.2                        Dimensional Conformity:

Part dimensions must conform to the specified tolerances in conformance with the dimensional design specifications.  No deviation from the specifications is allowed without an Engineering Change Order (ECO) or a Temporary Process Deviation (“TPD”).  Tolerances are given based on a dimension datum.  Examples of datum are shown in figure 1.  Refer to table below for Tolerance.

[***]

No cracking, flash, or damages from insertion process are allowed in the boss area.

7.4                                 Cosmetic Inspection Criteria:

Conditions of Inspection: Inspection must take place under the following viewing conditions in order to assure uniform acceptance standards.

Lighting must be uniform and non-directional. The luminous intensity of the light must be between 80- and 150-foot candles.

Background: Inspection should be conducted on a white or light gray background.

Line of Sight: The part surface is to be evaluated at a 45-degree angle to the line of sight. The part is to be rotated 10 degrees in both directions about the axis.

Inspection: A part under inspection must not be manipulated to reflect on a single light source in order to accentuate a possible flaw.  The part must be inspected without directly reflecting a light source.  For example, if a defect such as a scratch or shiny spot can only be viewed at an angle by reflecting a light source, then it is not considered a defect, as it is not readily detectable under normal conditions.  A defect must be visible throughout the entire rotation about the axis.

Time and Distance method: Parts shall be inspected using the “Time and Distance” method describes below to further assure uniform acceptance standards and to stimulate operating conditions.  The cosmetic reference standard defined in this procedure is to be used to assist in making an “Accept/Reject” decision.

7.5                                 Grading system

Category:  Three categories are established to identify the final location of the surface being inspected.

CATEGORY	SURFACE
I	Plastic windows (see-through)
II	External
III	Internal

Class: Three cosmetic classes are established to identify frequency a surface will be viewed the end user.

CLASS	SURFACE
A	Usually visible
B	Seldom visible
C	Not visible (except during maintenance, installation, etc.)

Category and Class: – Each combination of Category and Class letter defines an inspection time and viewing distance. (This means that a part is to be looked at for X amount of time and at Y distance.). The table below (time and distance) specifies the inspection time and viewing distance to be used for each cosmetic graded area as specified on the Schulze drawing and/or Inspection Instructions.

Judgment: A defect that occurs in the same location on a group of identical parts and becomes more noticeable after repeated viewing.  If the defect was judged acceptable because it was not detected within the time and conditions at the beginning of the inspection, it shall be acceptable at the end.

[***]

8.0                               SHEET-METAL WORKMANSHIP REQUIREMENTS

8.1                                 General Requirements

Material:  Part material(s) must conform to specifications on the drawing.  No deviation from the specifications is allowed without an Engineering Change Notice (ECN) or a Temporary Process Deviation (TPD).

Process:  All materials and processing shall be compatible, so that the combinations employed do not cause corrosion or stress cracking.

Dimensional Conformity: Part dimensions must conform to specified tolerances in conformance with the dimensional design specifications. No deviation from the specifications is allowed without an Engineering Change Notice (ECN) or a Temporary Process Deviation (TPD).  Tolerances are given based on dimensions from a datum.  Examples of datum are shown in Figure 1.  Refer to the table below for Tolerance Guidelines.

Tolerance Guidelines:

[***]	[***]

Figure 1: Dimension Datum

[***]	[***]	[***]	[***]

Flatness:  Variation from flatness will be measured by laying the parts on a flat inspection table with the convex side up, and measuring the maximum rise.  Refer to Figure 2.  Clamps and/or weight will not be used during measurements.

Refer to table below for Maximum Allowable Rise (MAR) values.  Parts measuring in excess of the Maximum Allowable Rise are unacceptable.

[***]

Straightness : see table for tolerances.

Figure: Straightness definition

[***]

General Angular Tolerances: Applied to shear edges and bent angles

Figure 4: Shear Edge Angles

Shear Edge Angle Tolerances: Reference Figure (See Angular Tolerances in table).

Bent Angle Tolerances: Reference Figure (See Angular Tolerances in table).

[***]

Bend Radii: Reference Figure 6.  (See Bend Radii Table)

Bend Radii:

Unspecified Bend	Sharp Corner

[***]	[***]	[***]	[***]	[***]

]

9.0                               MECHANICAL ASSEMBLY

Fit:

Alignment – Unless otherwise specified on the engineering or assembly drawings, gaps and overlaps shall be governed by the following criteria:

[***]

Functionality

Moving Parts – Operational buttons, and switches, ejectors … etc., shall move in their intended directions freely without sticking, squeaking, or hanging up.  Keys shall not be able to dislodge from their intended positions during the course of normal operation.

Doors – All “swinging” doors shall be able to open and close freely without sticking, squeaking, or hanging up.  All spring-loaded doors shall return to the closed position without force.  When doors are designed to snap shut, they shall not open unintentionally.

Hinges – Hinges shall not squeak during normal operation.  Hinges should be able to be operated using uniform force throughout the intended range of motion.

Latches – Latches shall move freely in their intended directions without sticking or hanging up.  All latches must adequately serve their functional purposes during the course of normal operation.  Latches shall not be able to be dislodged from their intended positions during the course of normal operation.

Inserts – Inserts must slide in and out of their respective slots without excessive force.  They shall move freely in their intended directions without sticking or hanging up. Once in the assembly, the insert shall not rock, wiggle, or move in any direction other than that of its intended use.

Snaps – Where snaps are used to mate parts, the snaps shall function well enough so that the parameters set forth in 8.1.1. (Alignment) are not violated.  Broken or bent snaps that in any way may affect the alignment of the parts are unacceptable.

Hardware

Torque - Refer to appropriate assembly drawings for specific torque values.  Nut-bolt assemblies, screw, etc. shall be firmly mounted so that there is no movement between parts.

Assembly

Screws – All screws shall meet or exceed their minimum torque requirements.  The bottom surface of the screw head shall be in contact with the material to which it is mounted.  The top surface of any countersunk flat head screw shall be flush or below the material to which it is mounted.  The angle that the screw enters the supporting material shall be the same as the angle of the countersink in the supporting material.

The top surface of a flat head screw shall be parallel to the surface of the supporting material.  Similarly, the bottom surface of a round head screw shall be parallel to the surface of the supporting material.  No part of a slotted head screw (Phillips, straight) should show any sight of strip or tear due to excessive torque or inappropriate driver used.

Rivets – Mated parts must be flush at the rivet.  The bottom surface of the rivet head must be flush and parallel to the supporting material.  Cracks extending through to the edge are unacceptable.  One crack per quadrant is acceptable.  Rivets must be seated firmly and be unable to spin.

Countersunk holes - The angle of the countersunk edges must correspond to the engineering drawing.  Countersunk holes must be free of burrs, flash, or other material residue.

Washers - Cracks, chips, or other damages caused by washers to an exterior surface are unacceptable.

Rubber inserts - Where specified on the assembly drawings, rubber stoppers, or “feet” may be used for cushioning or cosmetic purposes.  The rubber inserts shall be firmly attached to the supporting surface in such a way that they are unable to be dislodged during normal operation of the assembly.  When rubber inserts are used as “feet” or for cushioning purposes, they must provide a stable, even platform on which the assembly or sub-assembly rests squarely.  Rubber inserts shall be positioned as marked on the assembly drawings.

Cable connectors - All cable connections will be fully engaged and not skewed.

All finished products will be reasonable clean, free of dust and have all obvious fingerprints or smudges removed prior to shipment.

9.0                                 Printed Circuit Board Requirements

9.1                                 Acceptability

9.1.1                        All Printed circuit board assemblies shall conform to IPC-A-610C.

9.2                                 ESD handling and packaging

9.2.1                        All Printed circuit board assemblies and ESD sensitive devices must be handled and packaged per MIL-STD-1686C and MIL-HDBK-263B.

10.0                        LOGS AND RECORDS

A soft copy master of this document shall be retained in the document control department of the applicable plants.  The document control department shall be responsible for maintaining appropriate filing systems that shall enable control of the master.  In addition, document control shall be responsible to assure that all individuals listed on the distribution of this document receive the changes within a reasonable period from when the change was issued.

11.0                        APPENDIX A

Abrasion: A scuffed or rubbed surface imperfection characterized by its large width and length relative to its depth.

Arcing Mark: Marks in the part caused by the part coming into contact with the plating.

Brush Finish: Electro-Galvanized material brushed to provide a consistent finish.

Bleeding: Evidence of one color visually altering another where they overlap.

Blister: Surface deformation caused.

Blurring: Silkscreen is fuzzy and width of character is noticeably larger.

Burn: Evidence of thermal decomposition, usually with discoloration.

Burrs: Rough pieces of debris attached to part.

Cracks: Separation through the entire cross-section, usually at a folded corner (tear).

Dent: Unintended depression in a surface.

Debris: Any unintended foreign substance in the coating or on the surface of the part.

Discoloration: Any change from original color or unintended inconsistent part color (including alodine stain, plating bleed-out, dirt, burn, etc.)

Blush: Discoloration or change in gloss, usually at gate areas or where wall thickness changes.

Bubbles: Transparent parts or void pockets (may appear as a blister or bulge on colored parts).

Burns: Brown marks spots or streaks (usually associated with poor venting of gasses during molding).

Burr: Ragged or usually sharp protrusions on edges or holes (defined as a percentage of material thickness and protrusion height).

Cold Slug: First material to enter the mold during injection. The solid or semi-solid material leaves a border with the adjacent material and weakens the bond between the two materials.

Contamination:  Discoloration from foreign material or foreign material embedded in the surface.

Cracking: Splitting or fissures causing separation of the material.

Crazing: Tiny cracks due to stress exerted on the part

De-lamination: Peeling of the layers of plastic.

Dent: A depression or hollow made by impact or pressure.

Discoloration: Inconsistent color or any deviation from the color standard.

Drag Marks: Scratches from the plastic scraping against the mold when ejected.

[***]

Electro-galvanized: E-Galve, Galve.  A pre-coated zinc on cold-rolled steel base materials appearing as a gray coating

Engineering drawing: A control specification document.  All dimensions, materials, processes, and finishes are specified in the Engineering drawing

Finishes: Those properties having to do with appearance.

Flash: In rubber or plastics molding, which portion of the charge that overflows from the mold cavity at the joint line.

Flatness: A surface is considered flat when all its elements are in one plane.

Flaw: Very minor non-measurable entity, less noticeable than a fine scratch

Fracturing: Separation of metal on the outside perimeter surface of the fold (peeling).

Flow Marks: Wavy or streaked appearance of a surface.

Flash: Excessive plastic along the parting line or mating surface of the mold.

Gas Marks: Burn marks or dark discolored streaks caused by incomplete venting of the gasses trapped in the mold.

Gouge: Surface imperfection due to abrasion, nicking or damage.

Grease: Machine lubrication on the part.

Haze: Cloudiness of a transparent part.

Marbling: Colored streaks due to incomplete mixing of color

Nicks: Surface imperfection due to damage.

Non-adhesion: Lack of proper sticking of the coating to the surface (chipping, orange peel).

Non-uniform coverage: Areas that have an insufficient or excessive coating

Noticeable: May be seen from various positions.

Obvious: Can be seen easily.

Orange peel: Rough surface of coating; looks like an orange peel.

Plating bleed-out: Marking on sheet metal where two surfaces in close contact have retained moisture from the plating process that causes streaking.

Pin Push: Distortion or protrusion caused by ejector pin pushing into part more than normal.

Pitting: Discontinuities in the material surface that result from the removal of roll inclusions and/or oxidation.  The resultant surface, although discontinuous, is either removed or neutralized.

Porosity: Holes or voids in the material.

Protrusion: Raised area on a surface, such as a blister or bump.

Pulling: Part distortion caused from plastic catching in the mold.

Scratch: A mark in the surface that is characterized by its long length relative to its depth and width.

Shine: Glossy or shiny areas on textured surfaces (usually caused by worn or damaged areas in the mold).

Shorts:          Missing material due to incomplete filling of the mold.

Sink: Surface depression caused by non-uniform material solidification and shrinkage.

Slug: A small piece of material produced during stamping when piercing a hole.

Slug Mark: Dents caused when slugs are trapped between the mating die surfaces and the sheet metal.

Specks: Small discolored spots or matter embedded in the material.

Splay: Off-colored streaking (often silver-like) caused by moisture in the material or thermal degradation of the resin during processing.

Straightness: A surface is considered straight when all its elements are straight lines.

Surface contamination: Loose foreign particles (dirt) on the surface or particles imbedded into the surface

Surface texture: Variation in the surface, including roughness, waviness, lay, and flaws.

Water Spots: Discoloration on sheet metal caused by impurities in the wash.

Weld-lines: Appears as a line where two or more fronts of molten plastic converge (also called knit-lines or flow-lines).

White Rush: Powdery substance resulting from zinc coating oxidation.

Witness Lines: A visible line formed by the junction of two pieces of steel in the mold, an insert, for example, with the main mold body.  The line can be seen as a slight raised thin plastic, or it can be accompanied by a change in surface co-planarity, if the insert is not properly installed.

ATTACHMENT E

REPLENISHMENT AND LOGISTICS REQUIREMENTS

1.                                      KANBAN REPLENISHMENT PROCESS

1.1                                 The “Kanban Replenishment Process” is defined as a [***] issued by Dot Hill to Supplier to enable Supplier to [***], as set forth below.

1.2                                 [***].

1.3                                 [***].

1.4                                 [***].

1.5                                 [***].

1.6                                 Dot Hill may require [***] as needed. If [***] are required, Dot Hill shall provide notice to Supplier by [***].

1.7                                 This process will be managed within Supplier’s manufacturing location(s) and Dot Hill will issue [***]. A representative of Supplier will monitor the process to manage and identify the quantity of [***] to satisfy the requirements of the Kanban Replenishment Process. The status of the [***] will be updated and communicated by Supplier in a [***].

1.8                                 The average expected Kanban [***], however, [***].

1.9                                 For [***] Kanban needs, Dot Hill requires Supplier to have a [***].  The Supplier [***].

1.10                           Supplier’s [***].

1.11                           Dot Hill and Supplier will mutually agree on all [***]. All Products must be [***] unless otherwise specified by Dot Hill, and must be [***]. (See Attachment 1 below). Supplier is responsible for testing and qualifying appropriate [***].

1.12                           In the event that Supplier is unable to support the Kanban Replenishment Process [***], Supplier shall notify Dot Hill before the [***].

1.13                           Dot Hill shall provide notice to Supplier of any changes or cancellations to blanket purchase orders that Dot Hill desires. Supplier shall notify Dot Hill of acceptance or rejection of change orders within [***] after receipt of Dot Hill’s notification of change or change order request.

1.14                           Supplier shall immediately notify Dot Hill in writing of any anticipated [***] as requested by Dot Hill, stating the reason [***].  If Supplier’s [***], then Supplier shall, upon Dot Hill’s request, [***].

1.15                           If the consumption rate for the current month is greater than that described under the [***], Supplier shall use commercially reasonable efforts to support the greater demand.

2.                                       LOGISTICS.  The logistics requirements for the Product are as follows:

2.1                                 Supplier will [***] following the Kanban Replenishment Process described in Section 1.7 from the Supplier’s [***].  The [***] will be managed and owned by Supplier.

2.2                                 Supplier will own the Products, including title thereto, [***], which will occur at the time such Products [***].

2.3                                 All [***] costs are included in the total price of each of the Products, as documented in Attachment A.

2.4                                 Dot Hill requires an EIA (i.e., Electronics Industry Association) label on all inbound material delivered to Dot Hill. All packaging and labeling of Products shall comply with the [***]. (See provisions in Attachment 1, which is attached below)

3.                                      REVERSE LOGISTICS

3.1                                 For rejected units of Product that does not conform to the warranty in the Agreement, Supplier will [***] upon Supplier’s authorization for the return of such units of Product. Supplier’s response to return of authorization request shall be made within [***].

3.2                                 Each Product to be returned will be [***].  Supplier may change, modify or update the address of the [***], at any time and from time to time, upon written notice to Dot Hill, provided the [***] are met as defined elsewhere in this Attachment.

3.3                                 Supplier will perform its warranty obligations under the Agreement for Product that does not conform to warranty.  Upon completion of any necessary repair activities, Supplier will return back the Product, freight prepaid, to Dot Hill.  Supplier will re-invoice Dot Hill for the full amount of Product after it is repaired and returned back to Dot Hill.

ATTACHMENT 1

[***]

ATTACHMENT F

GLOBAL SERVICE REQUIREMENTS

1.                           Customer and Manufacturing FRUs

•                  Minimum refurbished parts warranty shall be [***] or balance of warranty period, whichever is greater from Dot Hill ship date.

•                  FRUs repair, RCA, and RMA support beyond the applicable warranty period shall be [***].

•                  Supplier shall provide replacements to Dot Hill for all RMA parts properly returned within [***] after receiving the returned RMA parts.

2.                           RMA Requirements

•                  Dot Hill Systems reserves the right to request credit or replacement of Product for any and all warranty RMA returns.

•                  Supplier shall replace rather than refurbish any in warranty Product that has been properly returned for the [***], and retire such RMA Product permanently.

•                  Supplier shall [***] for any reasonable logistics and test charges incurred for any refurbished units rejected (under the mutually agreed upon acceptance process) that exceed the Threshold, provided that Dot Hill has complied with the mutually-agreed-upon testing process.  “Threshold” means [***].

•                  Supplier shall be responsible for the costs of shipping warranty RMA replacements to Dot Hill. Dot Hill shall be responsible for the costs of shipping warranty RMA returns to Supplier.

[***]

3.                          Dead on Arrival

•                  The parties shall jointly define Dead on Arrival (“DOA”) policy and obligation (including DOA replacement lead-time) between Supplier and Dot Hill.

•                  The parties shall jointly define DOA Process workflow between Supplier and Dot Hill.

•                  Supplier shall accept RMAs associated with any DOA Product for [***] from shipment of Product from Supplier, and replace DOA Product [***].

4.                          End of Life Support

•                  Dot Hill End of Life (“Dot Hill EOL”) begins the day Dot Hill no longer makes the Product available to its customers.

•                  After [***] following FCS of the Product, the Parties will initiate good faith negotiations regarding Dot Hill’s provisions for post-Dot Hill EOL support and replacement Product. Post-Dot Hill EOL support beyond the applicable warranty period, such as Product repair and RCA support, will be mutually agreed upon by the parties, and based on the then-current time-and-material costs for a period of at least [***] after the Dot Hill EOL.

•                  For a period of [***] following shipment of last time buy of EOL product, Supplier will provide DOA support.  Supplier will establish dedicated safety stock of new product to cover projected DOA requirements.

•                  Dot Hill may purchase any residual safety stock at [***] following shipment of last time buy of EOL product.

•                  Supplier will fill DOA RMAs with new replacement product as long as safety stock remains available.

•                  If safety stock has been exhausted, then Supplier will accept DOAs on a return to factory basis for rework and return to Dot Hill in like new condition.

•                  In the event that no safety stock remains available, and a DOA return is deemed non-recoverable, Dot Hill may [***].

•                  After Dot Hill EOL Supplier shall continue to provide replacement of defective parts [***] for the [***] following Dot Hill EOL.

6.                          Product Warranty.  If Dot Hill requests warranty coverage beyond the [***] warranty period, Supplier may charge Dot Hill for such extended coverage based upon the then-current time and materials which are actually incurred by Supplier.

7.                      Product Quality

•                  The Parties shall jointly define RCA obligation and response time.

•                  The Parties shall jointly define packaging and shipping requirements for FRUs.

•                  The Parties shall jointly define acceptable manufacturing process quality metrics and enforcement guidelines.

•                  The Parties shall jointly define Workmanship Standards for refurbished material.

8.                          Costs and Upgrades.  Supplier will absorb all Supplier costs of, and Dot Hill costs of upgrades to, Product in the event that Supplier is found to be the cause of a manufacturing defect which causes the product not to meet the Specifications.

ATTACHMENT G

TURNKEY COMPONENTS AND EOQ

ATTACHMENT H

PRODUCT SPECIFICATIONS

1. Description

Shasta is a disk drive storage shelf.  Components of the shelf include:

[***]

2. Specifications

The complete specification for the Shasta product is formed by the sum total of a series of specifications.  These specifications are comprised of the following documents.  Listed are the current revisions of the specifications as of the time of execution of the Second Award Letter to this Agreement. These specifications are applicable to the design of the Product.  Supplier’s obligations to comply with these specifications are limited solely to any requirements described in them which are applicable to the manufacturing process related to the Product.  These specifications may be modified from time to time by the parties in writing by mutual agreement.

Title	Date	Document (Dot Hill p/n)
System Hardware Specification	7/8/2005	83-00003707 Rev. 26
IOM Hardware Specification	6/7/2005	83-00003704 Rev. 25
IOM External Firmware Specification	6/7/2005	83-00003710 Rev. 25
Midplane	6/15/2005	83-00003708 Rev. 25
SATA Hardware Dongle	6/5/2005	83-00003705 Rev. 25
SAS Hardware Dongle	6/5/2005	83-00003706 Rev. 25
750W Power Supply Core	5/5/2005	83-00003719 Rev. 26
4U 750W Power Supply FRU	6/1/2005	83-00003658 Rev. 27
4U 750W Power Supply FW	6/7/2005	83-00003775 Rev. 25
Chassis Mechanical Specification	4/2/2005	83-00003718 Rev. 7
Shasta External Firmware Specification	6/7/2005	83-00003775 Rev. 25
Shasta Internal Firmware Specification	4/2/2005	83-00003719 Rev. 7